UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2022

Utz Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street

Hanover, PA 17331

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Executive Officer

On September 30, 2022, the Board of Directors (the “Board”) of Utz Brands, Inc. (the “Company”) appointed Howard A. Friedman, age 52, as Chief Executive Officer of the Company and appointed Mr. Friedman as a Class I director on the Board, commencing upon his start date with the Company, expected to occur on or about December 15, 2022 (the “CEO Commencement Date). Mr. Friedman has served as Executive Vice President and Chief Operations Officer of Post Holdings, Inc., a consumer packaged goods holding company, since September 2021. Previously, Mr. Friedman served as President and Chief Executive Officer, Post Consumer Brands from July 2018 to September 2021. Prior to joining Post, Mr. Friedman served as the Executive Vice President and President of the refrigerated meat and dairy business at The Kraft Heinz Company, a global food and beverage company, where he spent the majority of his more than twenty-year career. Mr. Friedman received a bachelor of arts in economics from Dickinson College and a masters of business administration from the Stern School of Business at New York University.

In connection with Mr. Friedman’s appointment as a member of the Board, the Board increased its size from eleven to twelve members, to be effective as of the CEO Commencement Date. There is no arrangement or understanding between Mr. Friedman and any other person, other than the Company, pursuant to which he was appointed as a director. Mr. Friedman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements of Chief Executive Officer

In connection with Mr. Friedman’s appointment as Chief Executive Officer of the Company, Mr. Friedman and the Company entered into an offer letter dated September 30, 2022 (the “CEO Offer Letter”). The CEO Offer Letter provides that commencing on the CEO Commencement Date, Mr. Friedman will serve as Chief Executive Officer of the Company as well as its direct and indirect subsidiaries. Mr. Friedman’s service on the Board shall, subject to the re-election of Mr. Friedman by the stockholders of the Company at the next annual meeting of stockholders at which the Class I directors are subject to re-election, continue to serve as a director through the earlier to occur of the termination of his services as Chief Executive Officer of the Company and his earlier death or resignation from the Board.

Mr. Friedman will receive an initial annual base salary equal to $850,000, subject to at least annual reviews for increases by the Compensation Committee of the Board, plus a lump sum annual stipend of $50,000 to compensate Mr. Friedman for travel, in each case subject to standard payroll practices of the Company. Commencing in 2023, Mr. Friedman will also be eligible to participate in the Company’s annual bonus award program, with a target bonus opportunity equal to 110% of his annual base salary and a maximum bonus opportunity equal to 200% of his annual base salary.

On the Commencement Date, Mr. Friedman will receive an award of restricted stock units under the Company’s 2020 Omnibus Equity Incentive Plan (as amended, the “OEIP”) with an aggregate value equal to $2,000,000 based on the weighted average price of a share of the Company’s Class A Common Stock on the New York Stock Exchange for the ten consecutive trading day window closing on the trading day prior to the CEO Commencement Date (the “10-day VWAP”) and an award of performance stock units under the OEIP with an aggregate value equal to $2,000,000 based on the 10-day VWAP, based on target performance. Subject to the forms of awards previously adopted by the Compensation Committee of the Board, the restricted stock units will vest 50% on each of December 31, 2023 and December 31, 2024, subject to Mr. Friedman’s continued service through each such date and the performance stock units will vest on December 31, 2025, subject to the Company’s relative shareholder return. Mr. Friedman will be eligible for the Company’s standard benefits programs, subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans. The CEO Offer Letter provides that, beginning in fiscal year 2023, it is expected that Mr. Friedman will receive awards under the OEIP equal to 250% of his annual base salary.

Mr. Friedman will also be eligible to participate in the Company’s Change in Control Severance Benefit Plan (the “Severance Plan”). Under the Severance Plan, the Company will provide severance benefits to Mr. Friedman in his capacity as the Chief Executive Officer, subject to the execution and non-revocation of a release and non-competition agreement by him upon a termination of employment of Mr. Friedman (a) either (i) by the Company (other than for cause and other than during Mr. Friedman’s disability), (ii) by Mr. Friedman for good reason, in each case within the 90 days prior or two years following a change in control, or (b) at the request of an acquirer or potential acquirer in connection with, or prior to, a change in control (a “Change in Control Termination”), provided, that, any termination of the employment of Mr. Friedman will not be considered a Change in Control Termination if Mr. Friedman is offered comparable employment by the Company or any of its affiliates or any of their respective successors, and satisfaction of each of the other conditions set forth in the Severance Plan, Mr. Friedman will receive in equal installments 200% of the sum of his annual base salary and target annual cash bonus in the form of payroll continuation payments, beginning on the Payment Commencement Date (as defined in the Severance Plan) and ending on the two-year anniversary of the Payment Commencement Date. In addition, in the event Mr. Friedman experiences a good reason termination or experiences a termination of employment by the Company other than for cause and other than during his disability, that is not a Change in Control Termination (a “Chief Executive Officer Non-Change in Control Termination”), then beginning on the Payment Commencement Date and ending on the last day of the 18-month anniversary of the Payment Commencement Date, the Chief Executive Officer will be entitled to receive in equal installments 150% of his or her annual base salary in the form of payroll continuation payments. If Mr. Friedman experiences a Change in Control Termination or Chief Executive Officer Non-Change in Control Termination and on the termination date was eligible to earn a performance based annual cash bonus in respect of the fiscal year in which the termination date occurs, Mr. Friedman will also receive a payment equal to the annual bonus, calculated based on actual performance during the applicable performance period as though Mr. Friedman continued in our employment. Such payment will be prorated based on the number of days during the applicable performance period that Mr. Friedman was employed by the Company and paid at the time that annual bonuses are paid to our active employees. Upon a Change in Control Termination or Chief Executive Officer Non-Change in Control Termination, Mr. Friedman will also receive outplacement services during the severance period and continuation of welfare benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for up to 18 months following the termination date. In the event that Mr. Friedman becomes entitled to receive or receives any payments, options, awards or benefits under the Severance Plan or any other plan, agreement, or arrangement with the Company, or with any person whose actions result in a change in control or an affiliate of such person that may separately or in the aggregate constitute a “parachute payment” within the meaning of Section 280G of the Code and it is determined that, but for the terms of the plan, any of the payments will be subject to an excise tax pursuant to Section 4999 of the Code, we will pay to Mr. Friedman either (i) the full amount of the payment or (ii) an amount equal to the payments reduced by the minimum amount necessary to prevent any portion of the payments from being an “excess parachute payment,” whichever of the foregoing amounts results in the receipt by Mr. Friedman, on an after-tax basis, of the greatest amount of payment, notwithstanding that all or some portion of the payments may be subject to the excise tax.

Mr. Friedman will be eligible to participate in such other employee benefit plans and programs (excluding severance, except as set forth above) generally available to Utz’s senior executives and consistent with such plans and programs of the Company or its subsidiaries.

The CEO Offer Letter contains certain covenants by Mr. Friedman, including a non-competition agreement.

This description is qualified in its entirety by reference to the full text of the CEO Offer Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Executive Chairman and Lead Director

In connection with the appointment of Mr. Friedman to the office of Chief Executive Officer, the Company announced that commencing on the CEO Commencement Date, Dylan B. Lissette, the Company’s current Chief Executive Officer, will be appointed Executive Chairman from now until the second quarter of 2023, when he will transition to the role of non-executive Chairman of the Board. Beginning on the CEO Commencement Date, Mr. Lissette will be entitled to receive an annualized base salary of $600,000, subject to standard payroll practices of the Company, and on the CEO Commencement Date, Mr. Lissette will receive an award of restricted stock units with an aggregate value equal to $1,000,000 based on the 10-day VWAP. Subject to the forms of awards previously adopted by the Compensation Committee of the Board, the restricted stock units will vest 100% on December 31, 2025, subject to Mr. Lissette’s continued service as a Board Member. Mr. Lissette will receive a $200,000 bonus payment on May 4, 2023 upon completion of his service as Executive Chairman. Thereafter, as non-executive Chairman of the Board, Mr. Lissette will participate in the Company’s standard non-employee director compensation program will be entitled to receive an annual cash retainer of $75,000 as a Board Member, an annual cash retainer of $90,000 as Chairman of the Board, and an annual equity retainer with a value of $125,000 in RSUs.

Roger K. Deromedi, the current Chairman of the Board, has been elected Lead Director, commencing on the CEO Commencement Date. Mr. Deromedi will participate in the Company’s standard non-employee director compensation program as described in the Company’s proxy statement for its annual meeting of stockholders.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the matters set forth in Item 5.02 of this Current Report on Form 8-K is attached hereto as Exhibit 99.1and is incorporated by reference into this Item 7.01. The information and exhibit contained in this Item 7.01 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter dated September 30, 2022, issued by Utz Brands, Inc. to Howard A. Friedman
99.1	Press Release dated October 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: October 3, 2022
By:	/s/ Ajay Kataria
Name:	Ajay Kataria
Title:	Executive Vice President, Chief Financial Officer